Exhibit 99.1

January 7, 2019

Gannett Announces Executive Promotions

Kevin Gentzel Named President, USA TODAY NETWORK Marketing Solutions

Kris Barton, Chief Product Officer, to Assume Expanded Role

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “company”) today announced that Kevin Gentzel, formerly chief revenue officer, has been named president, USA TODAY NETWORK Marketing Solutions, effective January 26, 2019. Mr. Gentzel replaces Sharon Rowlands, who is leaving the company to pursue another opportunity.

Mr. Gentzel joined Gannett as its first chief revenue officer in 2015, bringing 20 years of experience driving revenue for publishers, including Yahoo!, The Washington Post and Forbes Media. In his role as chief revenue officer, he has overseen all advertising and marketing solutions revenue in North America, including national sales, GET Creative and revenue operations, as well as local sales and sales support teams.

Gannett also announced that Kris Barton, chief product officer, will now report to Robert J. Dickey, president and chief executive officer, with expanded duties. Mr. Barton will continue to oversee the strategic direction and innovation of product and technologies for the company’s consumer content and its business-to-business advertising and marketing solutions, including managing both SweetIQ and WordStream.

Mr. Dickey said, “Kevin and Kris are proven leaders who have been instrumental in advancing our digital transformation and positioning Gannett as a leader in advertising and marketing services solutions. Under Kevin’s leadership, our digital marketing services business has thrived, consistently delivering strong revenue growth. As chief product officer, Kris has demonstrated a dedication to delivering excellence every day for our readers, business partners and other stakeholders. I am confident they will continue to drive the company’s future success.”

Mr. Gentzel said, “I am excited to take on this new role overseeing the company’s marketing solutions organization. Following a year of rapid transformation, 2019 is a very important year for us as we seek to continue the growth of our national business, build on the launch of LOCALiQ, our solutions brand for local businesses, capitalize on our acquisitions of ReachLocal, SweetIQ and WordStream, and execute on our mission of being absolutely essential to all of our partner clients.”

Mr. Barton said, “As part of our commitment to create compelling content and value for Gannett customers, I look forward to continuing to advance the innovative products and services that are driving the digital transformation of our media properties across the USA TODAY NETWORK as well as our advertising and marketing solutions for businesses.”

Mr. Dickey added, “We also thank Sharon for her dedication and contributions. Her leadership on the integration of ReachLocal post-acquisition and the recent realignment of our sales organization have been important pieces of Gannett’s digital transformation. We wish her all the best in her future endeavors.”

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2017 and in the company’s other SEC filings.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:
Stacy Cunningham
Vice President, Financial Analysis and Investor Relations
703-854-3168
investors@gannett.com

For media inquiries, contact:
Amber Allman
Vice President, Corporate Events & Communications
703-854-5358
aallman@gannett.com